As filed with the Securities and Exchange Commission on February 7, 2025

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

124 Dvora Hanevi’a Street

Tel Aviv, 6944020, Israel

+972-3-914-8213

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE IV, LLC	TEVA PHARMACEUTICAL FINANCE V, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	22-1734359	Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE VI, LLC

(Exact name of registrant as specified in its charter)

Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Interpace Parkway, Building A

Parsippany, NJ 07054

Attention: David R. McAvoy

973-658-0271

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

(Exact name of registrant as specified in its charter)

Netherlands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Busweg 1,

2031 DA Haarlem, Netherlands

Attention: Antje-Katrin Weigelt

+31 (0)23-5147147

(Address and telephone number of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

400 Interpace Parkway, Building A, Parsippany, NJ 07054

Attention: David R. McAvoy

973-658-0271

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Ross M. Leff P.C.

Christie W.S. Mok

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

American Depositary Shares,

each representing one Ordinary Share,

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Teva Pharmaceutical Industries Limited and its finance subsidiaries (“Teva,” the “Company,” “we,” “us” or “our”) may offer and sell from time to time:

•	American Depositary Shares (“ADSs”), each representing one ordinary share;

•	senior or subordinated debt securities;

•	purchase contracts; and

•	units.

This prospectus describes some of the general terms that may apply to the securities. Teva will provide the specific terms and public offering prices of these securities in supplements to this prospectus. Before investing, you should carefully read this prospectus and any related prospectus supplement, including any document incorporated or deemed incorporated by reference into this prospectus or any prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus. Our registration of securities covered by this prospectus does not mean that we will offer or sell any securities.

We may sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continuous or delayed basis. The names of any underwriters, dealers or agents will be stated in a supplement to this prospectus.

Our ADSs are quoted on the New York Stock Exchange (the “NYSE”) under the symbol “TEVA.” On February 6, 2025, the last reported sale price for the ADSs on the NYSE was $17.29. If we decide to list any of these securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Our principal executive offices are located at 124 Dvora Hanevi’a Street, Tel Aviv, 6944020, Israel, and our telephone number is +972-3-914-8213 ..

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents incorporated by reference herein and therein, and any free writing prospectus, before you make an investment decision.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and the documents we incorporate by reference. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 7, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement (the “Registration Statement”) that Teva and the other registrants filed with the United States Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf process, any of the registrants may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer and the related guarantees, if any, of those securities. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. We are not responsible for, and can provide no assurance as to the reliability of, any information that others may give to you. We are not making, and we will not make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Teva,” “we,” “us” and “our” refer to Teva Pharmaceutical Industries Limited and its subsidiaries, collectively. References to “Teva Finance IV LLC” refer to Teva Pharmaceutical Finance IV, LLC. References to “Teva Finance V LLC” refer to Teva Pharmaceutical Finance V, LLC. References to “Teva Finance VI LLC” refer to Teva Pharmaceutical Finance VI, LLC. References to the “LLCs” refer to Teva Finance IV LLC, Teva Finance V LLC and Teva Finance VI LLC. References to “Teva Finance Netherlands II” refer to Teva Pharmaceutical Finance Netherlands II B.V. References to “Teva Finance Netherlands III” refer to Teva Pharmaceutical Finance Netherlands III B.V. References to “Teva Finance Netherlands IV” refer to Teva Pharmaceutical Finance Netherlands IV B.V. References to the “Netherlands BVs” refer to Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV. References to the “finance subsidiaries” refer to the LLCs, and the Netherlands BVs, collectively.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

Business Overview

We are a global pharmaceutical company, harnessing our generics expertise and stepping up innovation to continue the momentum behind the discovery, delivery and expanded development of modern medicine.

We operate worldwide, with headquarters in Israel and a significant presence in the United States, Europe and many other markets around the world. Today, our global network of capabilities enables our approximately 37,000 employees across 57 markets to push the boundaries of scientific innovation and deliver quality medicines to help improve health outcomes for millions of patients every day.

Teva was incorporated in Israel on February 13, 1944 and is the successor to a number of Israeli corporations, the oldest of which was established in 1901.

Our Business Segments

We operate our business through three segments: United States (previously referred to as the North America segment), Europe and International Markets. Each business segment manages our entire product portfolio in its region, including generics, which includes biosimilars and over-the-counter (“OTC”) products, as well as innovative medicines. This structure enables strong alignment and integration between operations, commercial regions, R&D and our global marketing and portfolio function, optimizing our product lifecycle across therapeutic areas.

In addition to these three segments, we have other activities, primarily the sale of active pharmaceutical ingredients (“API”) to third parties, certain contract manufacturing services and an out-licensing platform offering a portfolio of products to other pharmaceutical companies through our affiliate Medis.

FINANCE SUBSIDIARIES

Teva has organized various finance subsidiaries for the purpose of issuing debt securities. There are no separate financial statements of the finance subsidiaries in this prospectus because these entities are, or will be treated as, subsidiaries of Teva for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

•	Teva is a reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and owns, directly or indirectly, all of the voting interests of these entities;

•	these entities do not have any independent operations and do not propose to engage in any activities other than issuing securities and investing the proceeds in Teva or its affiliates; and

•	these entities’ obligations under the securities will be fully and unconditionally guaranteed by Teva. These entities are exempt from the information reporting requirements of the Exchange Act.

Teva Finance IV LLC

Teva Finance IV LLC is a limited liability company that was formed on December 1, 2008 under the Delaware Limited Liability Company Act, as amended. Its address is 400 Interpace Parkway, Building A, Parsippany, NJ 07054, telephone number (800) 545-8800.

Teva Finance V LLC

Teva Finance V LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 400 Interpace Parkway, Building A, Parsippany, NJ 07054, telephone number (800) 545-8800.

Teva Finance VI LLC

Teva Finance VI LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 400 Interpace Parkway, Building A, Parsippany, NJ 07054, telephone number (800) 545-8800.

Teva Finance Netherlands II

Teva Finance Netherlands II is a Dutch private limited liability company that was formed on October 16, 2013. Its address is Busweg 1, 2031 DA Haarlem, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands III

Teva Finance Netherlands III is a Dutch private limited liability company that was formed on September 21, 2015. Its address is Busweg 1, 2031 DA Haarlem, Netherlands, telephone number +31 (0)20-2193000.

Teva Finance Netherlands IV

Teva Finance Netherlands IV is a Dutch private limited liability company that was formed on April 22, 2016. Its address is Busweg 1, 2031 DA Haarlem, Netherlands, telephone number +31 (0)20-2193000.

RISK FACTORS

Investing in our securities involves risk. Please see the risks incorporated by reference from our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC. See “Where You Can Find More Information—Incorporation by Reference.” Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

FORWARD-LOOKING STATEMENTS

The disclosure and analysis in this prospectus, including statements that are predictive in nature, or that depend upon or refer to future events or conditions, contain or incorporate by reference some forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. You can identify these forward-looking statements by the use of words such as “should,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. Important factors that could cause or contribute to such differences include risks relating to:

•

our ability to successfully compete in the marketplace, including: that we are substantially dependent on our generic products; concentration of our customer base and commercial alliances among our customers; competition faced by our generic medicines from other pharmaceutical companies and changes in regulatory policy that may result in additional costs and delays; delays in launches of new generic products; our ability to develop and commercialize additional pharmaceutical products; competition for our innovative medicines; our ability to achieve expected results from investments in our product pipeline; our ability to develop and commercialize additional pharmaceutical products; our ability to successfully execute our Pivot to Growth strategy, including to expand our innovative and biosimilar medicines pipeline and profitably commercialize the innovative medicines and biosimilar portfolio, whether organically or through business development, and to sustain and focus our portfolio of generic medicines; and the effectiveness of our patents and other measures to protect our intellectual property rights, including any potential challenges to our Orange Book patent listings in the U.S.;

•

our significant indebtedness, which may limit our ability to incur additional indebtedness, engage in additional transactions or make new investments and our potential need to raise additional funds in the future, which may not be available on acceptable terms or at all;

•

our business and operations in general, including: the impact of global economic conditions and other macroeconomic developments and the governmental and societal responses thereto; the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; effectiveness of our optimization efforts; significant disruptions of information technology systems, including cybersecurity attacks and breaches of our data security; interruptions in our supply chain or problems with internal or third party manufacturing; challenges associated with conducting business globally, including political or economic instability, major hostilities or terrorism, such as the ongoing conflict between Russia and Ukraine and the state of war declared in Israel; our ability to attract, hire, integrate and retain highly skilled personnel; our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; and our prospects and opportunities for growth if we sell assets or business units and close or divest plants and facilities, as well as our ability to successfully and cost-effectively consummate such sales and divestitures, including our planned divestiture of our API business;

•

compliance, regulatory and litigation matters, including: failure to comply with complex legal and regulatory environments; the effects of governmental and civil proceedings and litigation which we are, or in the future become, party to; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; increased legal and regulatory action in connection with public concern over the abuse of opioid medications; our ability to timely make payments required under our nationwide opioids settlement agreement and provide our generic version of Narcan® (naloxone hydrochloride nasal spray) in the amounts and at the times required under the terms of such agreement; scrutiny from competition and pricing authorities around the world, including our ability to comply with and operate under our deferred prosecution agreement with the U.S. Department of Justice; potential liability for intellectual property right infringement; product liability claims; failure to comply with complex Medicare, Medicaid and other governmental programs reporting and payment obligations; compliance with sanctions and trade control laws; environmental risks; and the impact of ESG issues;

•

the impact of the state of war declared in Israel and the military activity in the region, including the risk of disruptions to our operations and facilities, such as our manufacturing and R&D facilities, located in Israel, the impact of our employees who are military reservists being called to active military duty, and the impact of the war on the economic, social and political stability of Israel; and

•

other financial and economic risks, including: our exposure to currency fluctuations and restrictions as well as credit risks; potential impairments of our long-lived assets; the impact of geopolitical conflicts including the state of war declared in Israel and the conflict between Russia and Ukraine; potential significant increases in tax liabilities; the effect on our overall effective tax rate of the termination or expiration of governmental programs or tax benefits, or of a change in our business; and the impact of any future failure to establish and maintain effective internal control over our financial reporting.

The forward-looking statements contained or incorporated by reference herein involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. You should understand that many important factors, in addition to those discussed or incorporated by reference in this prospectus, could cause our results to differ materially from those expressed in the forward-looking statements. Potential factors that could affect our results, include, in addition to others not described in this prospectus, those referenced under “Risk Factors.” These are factors that we think could cause our actual results to differ materially from our expected results.

Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise, except as may be required by law. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 10-K, our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are filed with the SEC. See “Risk Factors.” Other factors besides those listed here could also adversely affect us.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Teva or the finance subsidiaries will be used for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of the terms of Teva ordinary shares, including certain provisions contained in Teva’s memorandum of association, as amended (the “Memorandum”), Teva’s articles of association, as amended (the “Articles”), and applicable Israeli laws in effect on the date of the Registration Statement of which this prospectus forms a part. This summary is qualified by reference to the full text of the Memorandum and the Articles, which are incorporated by reference as exhibits hereto.

Description of Ordinary Shares

The par value of Teva’s ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of ordinary shares are entitled to participate equally in the receipt of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors. All ordinary shares represented by the ADSs will be issued in registered form only. The Israeli Companies Law, 5759-1999 (the “Companies Law”) and the Articles do not provide for preemptive rights to the holders of Teva’s shares. Each Teva ordinary share entitles the holder thereof to one vote.

Neither the Memorandum nor the Articles or the laws of the State of Israel restrict the ownership or voting of Teva’s ordinary shares or ADSs by non-residents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

General Shareholder Meetings

Under the Companies Law and the Articles, Teva is required to hold an annual general meeting every calendar year, no later than 15 months after the previous annual general meeting. In addition, Teva is required to convene a special meeting of shareholders as required under applicable law, provided that a demand by a shareholder to convene a special shareholders meeting must set forth the matters to be considered at the meeting and otherwise comply with all other requirements of applicable law and the Articles.

If the Board of Directors receives a demand to convene a special meeting satisfying the above conditions, it must announce the scheduling of the meeting within 21 days after the demand was delivered, subject to the relevant requirements of the Companies Law and the regulations thereunder. If the Board of Directors fails to do so, the party who demanded to convene the special meeting may convene the meeting itself, subject to the provisions of the Companies Law.

The agenda of a general meeting is determined by the Board of Directors. The agenda must also include matters for which the convening of a special meeting was demanded, as well as any matter requested by each shareholder who is entitled pursuant to applicable law to submit a proposal for the agenda of a general meeting. Any such proposal request must be delivered, in person or by certified mail, to Teva’s registered office. Any such demands or requests must comply with the requirements of applicable law, applicable stock exchange rules and the Articles.

Notices

Pursuant to the Companies Law, the regulations thereunder and the Articles, Teva is generally required to announce the convening of general meetings at least 35 days in advance, but is not required to deliver personal notices of a general meeting or of any adjournment thereof to shareholders. Teva may reasonably determine the method of publicizing the convening of general meetings, including by publishing a notice on its website, in one or more daily newspapers in Israel or in one or more international wire services, by filing the proxy with the SEC, and any such publication will be deemed to have been duly given and delivered on the date of such publication. Shareholders as of the record date determined in respect of the general meeting are entitled to participate in and vote at the meeting. The Articles require that in-person shareholder meetings shall be convened in Israel, unless Teva’s center of management has been transferred to another country in accordance with the Articles, provided however that shareholder meetings may be conducted in other formats (in lieu of or in addition to in person meetings), including a virtual format.

Voting and Quorum Requirements

The quorum required for a general meeting of shareholders is at least two shareholders present in person or by proxy or represented by an authorized representative, who jointly hold at least 25% of our paid-up share capital. If a meeting is adjourned for lack of a quorum, it will generally be adjourned to the same time and place on the same day of the following week unless the Board of Directors sets another date, time and place in a notice to all persons who are entitled to receive notice of general meetings. Should no legal quorum be present at such reconvened meeting a half hour following the time set for such meeting, the necessary quorum consists of any two shareholders present, in person or by proxy, who jointly hold at least 20% of Teva’s paid-up share capital.

A shareholder who intends to vote at a meeting must demonstrate ownership of shares in accordance with the Companies Law and the regulations promulgated thereunder.

Shareholder Resolutions

The Companies Law provides that resolutions on certain matters, such as amending a company’s articles of association, exercising the authority of the Board of Directors in certain circumstances, appointing auditors, approving certain transactions, increasing or decreasing the registered share capital and approving certain mergers, must be approved by the shareholders at a general meeting. A company may determine in its articles of association certain additional matters with respect to which decisions will be made by the shareholders at a general meeting.

Generally, under the Articles, shareholder resolutions are deemed adopted if approved by the holders of a simple majority of the voting rights represented at a general meeting in person or by proxy and voting, unless a different majority is required by law or the Articles. Pursuant to the Companies Law and the Articles, certain shareholder resolutions (for example, resolutions amending many of the provisions of the Articles) require the affirmative vote of at least 75% of the voting rights represented at a general meeting and voting in person or by proxy, and certain other amendments to the Articles require the affirmative vote of at least 85% of the voting rights represented in a general meeting voting in person or by proxy, unless the Board of Directors sets a lower percentage, by a supermajority of three-quarters of the voting directors.

Change of Control

Subject to certain exceptions, the Companies Law generally requires that a merger (which, for these purposes, is defined as involving two Israeli companies) be approved by both the Board of Directors and by the shareholders of each of the merging companies and, with respect to the target company, if its share capital is divided into more than one class, the approval of each class of shares is required (in accordance with the majority and legal quorum requirements set forth in the Companies Law and the Articles). However, a merger may not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting (disregarding any abstentions), after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or by anyone on their behalf, including the relatives of or corporations controlled by these persons, unless an Israeli court determines otherwise at the request of shareholders holding at least 25% of the voting rights of the company.

In approving a merger, the Board of Directors of both merging companies must determine that there is no reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy its obligations to its creditors. Similarly, upon the request of a creditor of either party to the proposed merger, an Israeli court may prevent or delay the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will not be able to satisfy the obligations of the merging parties. A court may also issue other instructions for the protection of creditors’ rights in connection with a merger. Further, a merger may not be completed unless at least (i) 50 days have passed from the time that the requisite proposals for the approval of the merger were filed with the Israeli Registrar of Companies; and (ii) 30 days have passed since the merger was approved by the shareholders of each party to the merger.

Under the Companies Law, subject to certain exceptions, an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would hold (i) 25% or more of the voting rights of the company if there is no other holder of 25% or more of the company’s voting rights; or (ii) more than 45% of the voting rights of the company if there is no other holder of more than 45% of the company’s voting rights. This requirement does not apply to certain events set forth in the Companies Law, including a purchase of shares by an offeree in a “private placement” that receives specific shareholder approval. The Board of Directors must either give the shareholders its opinion as to the advisability of the tender offer or explain why it is unable to do so. The Board of Directors must also disclose any personal interest of any of its members in the proposed acquisition. The tender offer may be consummated only if (i) at least 5% of the company’s voting rights will be acquired; and (ii) the majority of the offerees who responded to the offer accepted the offer, excluding offerees who are controlling shareholders of the offeror, offerees who hold 25% or more of the voting rights in the company or who have a personal interest in accepting the tender offer, or anyone on their behalf or on behalf of the offeror including the relatives of or corporations controlled by these persons. Notwithstanding the above, a recent amendment to the regulations promulgated under the Israeli Companies Law provides certain relief to Israeli companies whose shares are listed outside of Israel on certain stock exchanges, including the NYSE (the “Amended Relief Regulations”). The Amended Relief Regulations provide certain dual-listed Israeli companies whose shares are traded on a stock exchange in Israel and outside of Israel an exemption from the above limitations, but only in circumstances where the law of the foreign country in which such company is traded restricts the acquisition of control by a certain percentage of the company or if the acquisition of control by a certain percentage of the company obligate the purchaser to provide a tender offer also to shareholders from the public. Therefore, currently this relief does not apply to companies traded on NYSE.

Under the Companies Law, a person may not acquire shares in a public company if, after the acquisition, he will hold more than 90% of the shares or more than 90% of any class of shares of that company, unless a tender offer is made to purchase all of the shares or all of the shares of the particular class, which we refer to as a full tender offer. The Companies Law also generally provides that as long as a shareholder in a public company holds more than 90% of the company’s shares or of a class of shares, that shareholder shall be precluded from purchasing any additional shares. In order that all of the shares that the purchaser offered to purchase be transferred to the purchaser by operation of law, one of the following must have occurred: (i) the shareholders who declined or who did not respond to the full tender offer hold less than 5% of the company’s outstanding share capital or of the relevant class of shares and the majority of offerees who do not have a personal interest in accepting the full tender offer accepted the offer, or (ii) the shareholders who declined or who did not respond to the full tender offer hold less than 2% of the company’s outstanding share capital or of the relevant class of shares.

If the conditions set forth above are not met, the purchaser may not acquire shares of the company from shareholders who accepted the full tender offer to the extent that following such acquisition, the purchaser would own more than 90% of the company’s issued and outstanding share capital or more than 90% of the particular class of shares with respect to which the full tender offer was made.

A shareholder that had his or her shares so transferred, whether he or she accepted the full tender offer or not, has the right, within six months from the date of acceptance of the full tender offer, to petition the court to determine that the full tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, subject to certain conditions, the purchaser may provide in its offer that shareholders who accept the full tender offer will not be entitled to such rights.

Board of Directors

Our Board of Directors consists of three classes of directors plus the chief executive officer, who is not part of any class. One of the classes is elected each year by the shareholders at our annual meeting for a term of approximately three years. Elected directors cannot be removed from office by the shareholders until the expiration of their term of office, unless they violate their duties of care or loyalty.

In accordance with the Companies Law, we have elected to comply with SEC and NYSE requirements for independent directors on the Board and audit and compensation committees, in lieu of the Israeli requirements for statutory independent directors and audit committee and compensation committee composition. Following such election, we no longer designate any of our directors as statutory independent directors or designated independent directors under Israeli law.

The holders of our ordinary shares representing a majority of the voting power represented at a shareholders’ meeting and voting at the meeting have the power to elect all of the directors up for election.

In general, the Board of Directors formulates company policy and supervises the performance of the chief executive officer. Subject to the provisions of the Companies Law and the Articles, any Teva power that has not been conferred upon another body may be exercised by the Board of Directors.

Neither our Memorandum or Articles, nor Israeli law, mandate retirement of directors at a certain age, or share ownership for a director’s qualification.

Conflicts of Interest

Approval of Related Party Transactions

The Companies Law requires that an “office holder” (as defined in the Companies Law) of a company promptly disclose any personal interest that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

Pursuant to the Companies Law, the Articles and Teva’s related party transactions policy, any transaction with an office holder or in which the office holder has a personal interest (other than with respect to such office holder’s Terms of Office and Employment) needs to be evaluated in order to determine whether such transaction is an “extraordinary transaction” (defined as a transaction not in the ordinary course of business, not on market terms or likely to have a material impact on the company’s profitability, assets or liabilities). The term “Terms of Office and Employment,” as defined in the Companies Law, includes compensation, equity-based awards, releases from liability, indemnification and insurance, severance and other benefits.

Pursuant to the Companies Law, the Articles and Teva related party transactions policy, in the event that the audit committee determines that a transaction is an extraordinary transaction, such transaction will require the approval of the audit committee and Board of Directors, and in some circumstances shareholder approval may also be required. If, however, it is determined that the transaction is not an extraordinary transaction, the transaction can be approved by the Board of Directors or by a committee of the Board of Directors authorized by the Board of Directors for such purposes, or according to company policy approved by the Board of Directors or such committee of the Board of Directors. The approval may be for a particular transaction or more generally for certain types of transactions. Such a transaction may only be approved if it is determined to be in the best interests of Teva.

A person with a personal interest in the matter generally may not be present at meetings of the Board of Directors or certain committees where the matter is being considered and, if a member of the Board of Directors or a committee, may generally not vote on the matter.

Transactions with Controlling Shareholders

Under Israeli law, extraordinary transactions with a controlling shareholder or in which the controlling shareholder has a personal interest and any engagement with a controlling shareholder or a controlling shareholder’s relative with respect to the provision of services to the company or with their Terms of Office and Employment as an office holder or their employment, if they are not office holders, generally require the approval of the audit committee (or with respect to Terms of Office and Employment, the compensation committee), the Board of Directors and the shareholders. If required, shareholder approval must include at least a majority of the shareholders who do not have a personal interest in the transaction and are present and voting at the meeting (abstentions are disregarded), or, alternatively, that the total shareholdings of the disinterested shareholders who vote against the transaction cannot represent more than two percent of the voting rights in the company. Transactions for a period of more than three years generally need to be brought for approval in accordance with the above procedures every three years.

A shareholder who holds 25% or more of the voting rights in a company is considered a controlling shareholder for these purposes if no other shareholder holds more than 50% of the voting rights. If two or more shareholders are interested parties in the same transaction, their shareholdings are combined for the purposes of calculating percentages.

Approval of Director and Executive Officer Compensation

As required by the Companies Law, we have adopted a compensation policy regarding the Terms of Office and Employment of our office holders (the “Compensation Policy”).

Pursuant to the Companies Law, arrangements between Teva and its office holders must generally be consistent with the Compensation Policy. However, under certain circumstances, we may approve an arrangement that is not consistent with the Compensation Policy, if such arrangement is approved by a special disinterested majority of our shareholders.

In addition, pursuant to the Companies Law, the Terms of Office and Employment of office holders generally require the approval of the compensation committee and the Board of Directors. The Terms of Office and Employment of directors (including those of a chief executive officer who is a director) further require the approval of the shareholders by a simple majority; with respect to a chief executive officer who is not a director, the approval of the shareholders by the special disinterested majority is also generally required. Pursuant to regulations promulgated under the Companies Law, shareholder approval is not required with respect to the remuneration granted to a director or a chief executive officer for the period following his or her appointment until the next general meeting of shareholders, provided such remuneration is approved by the compensation committee and the Board of Directors, is consistent with the Compensation Policy and is on similar or less favorable terms than those of such person’s predecessor. In addition, under certain circumstances, shareholder approval is not required with respect to the Terms of Office and Employment of a candidate to be engaged as Teva’s chief executive officer if the compensation committee determines that such engagement will be frustrated if shareholder approval is sought, provided that the terms are consistent with the Compensation Policy.

Under certain circumstances, if the Terms of Office and Employment of office holders who are not directors are not approved by the shareholders (where such approval is required), the compensation committee and the Board of Directors may nonetheless approve such terms. In addition, non-material amendments of the Terms of Office and Employment of office holders who are not directors may be approved by the compensation committee only, provided such amendments are consistent with the Compensation Policy, and non-material amendments of the Terms of Office and Employment of executive officers other than the chief executive officer may be approved by the chief executive officer only, provided also that such approval is permitted under the Compensation Policy.

Insurance, Exemption and Indemnification of Directors and Executive Officers

The Companies Law provides that a company may not exempt or indemnify a director or an executive officer, or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the director and/or executive officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the director and/or the executive officer of his or her duty of care to the company committed intentionally or recklessly (other than if solely done in negligence); (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon a director and/or executive officer. In addition, the Companies Law provides that directors and executive officers can be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Pursuant to indemnification and release agreements, we release our directors and executive officers from liability and indemnify them to the fullest extent permitted by law and the Articles. Under these agreements, our undertaking to indemnify each director and executive officer for certain payments and expenses as well as monetary liabilities imposed by a court judgment (including a settlement or an arbitrator’s award that was approved by a court), which indemnification of monetary liabilities (i) shall be limited to matters that are connected or otherwise related to certain events or circumstances set forth therein, and (ii) shall not exceed $200 million in the aggregate per director or executive officer. Under Israeli law, indemnification is subject to other limitations, including those described above. Subject to applicable law, we may also indemnify our directors and officers following specific events.

Our directors and executive officers are also covered by directors’ and officers’ liability insurance.

Dividends

Under the Companies Law, dividends may generally be distributed only out of profits, provided that there is no reasonable concern that the distribution will prevent us from satisfying our existing and anticipated obligations when they become due. In accordance with the Companies Law and the Articles, the decision to distribute dividends and the amount to be distributed is made by the Board of Directors.

Exchange Controls

Non-residents of Israel who purchase ADSs with U.S. dollars or other non-Israeli currency will be able to receive dividends, if any, and any amounts payable upon the dissolution, liquidation or winding up of the affairs of Teva, in U.S. dollars at the rate of exchange prevailing at the time of conversion. Dividends to non-Israeli residents are subject to withholding.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

This section summarizes certain information regarding the American Depositary Shares (“ADSs”) of Teva Pharmaceutical Industries Limited (the “Company”), each of which represents one ordinary share of the Company. The following description is only a summary and does not purport to be complete and is qualified by reference to the Memorandum, the Articles, and our Second Amended and Restated Deposit Agreement, by and among the Company, Citibank, N.A. (“Citibank”), as depositary, and the holders and beneficial owners of ADSs issued thereunder, dated as of December 4, 2018 (the “Deposit Agreement”), each of which is incorporated by reference as exhibits hereto.

American Depositary Shares and Receipts

General

ADSs represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. Citibank, having its principal office at 388 Greenwich Street, New York, New York 10013, U.S.A., is acting as depositary bank for our ADSs and the custodians are Citibank Tel Aviv and Citibank.

The Company has appointed Citibank as depositary bank pursuant to the Deposit Agreement.

Each ADS represents the right to receive one ordinary share on deposit with the custodian. An ADS also represents the right to receive any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will under the terms of the Deposit Agreement be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. Owners of ADSs will be able to exercise beneficial ownership interests in the deposited property only through the registered holders of the ADSs, by the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and by the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly through the custodian or their respective nominees, in each case upon the terms of the Deposit Agreement.

Owners of ADSs become a party to the Deposit Agreement and will be bound to its terms and to the terms of any ADR that represents ADSs. The Deposit Agreement and the ADR specify the rights and obligations of the Company, the depositary bank and the ADS owners. The Deposit Agreement and the ADRs are governed by New York law. However, the Company’s obligations to the holders of ordinary shares will continue to be governed by the laws of the State of Israel, which may be different from the laws of the United States.

Owners of ADSs may hold ADSs either by means of an ADR registered in their name, through a brokerage or safekeeping account, or through an account established by the depositary bank in their name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company, or DTC, the central book-entry clearing and settlement system for equity securities in the United States.

Dividends and Distributions

Holders of ADSs generally have the right to receive distributions made by the Company on the securities deposited with the custodian. Receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the Deposit Agreement in proportion to the number of ADSs held as of a specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Whenever the Company makes a cash distribution for the securities on deposit with the custodian, the Company will deposit the funds with the depositary bank or the custodian on behalf of the depositary bank. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of the State of Israel.

The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.

Distributions of Shares

Whenever the Company makes a free distribution of shares for the securities on deposit with the custodian, the Company will deposit the applicable number of shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS-to-shares ratio, in which case each ADS held by holders will represent rights and interests in the additional ordinary shares or preference shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

The distribution of new ADSs or the modification of the ADS-to-ordinary shares ratio upon a distribution of ordinary shares or preference shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new ordinary shares so distributed. No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the shares received upon the terms described in the Deposit Agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Elective Distributions of Cash or Shares

Whenever the Company intends to distribute a dividend payable at the election of shareholders either in cash or in additional shares, it will give prior notice thereof to the depositary bank and will indicate whether it wishes the elective distribution to be made available to holders. In such case, the Company will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.

The depositary bank will make the election available to holders only if it is reasonably practicable and if the Company has provided all of the documentation contemplated in the Deposit Agreement. In such case, the depositary bank will establish procedures, in consultation with the Company, to enable holders to elect to receive either cash or additional ADSs, in each case as described in the Deposit Agreement.

If the election is not made available to holders, holders will receive either cash or additional ADSs, depending on what a shareholder under Israeli law would receive upon failing to make an election, as more fully described in the Deposit Agreement.

Distribution of Rights

Whenever the Company intends to distribute rights to purchase additional ordinary shares, it will give prior notice to the depositary bank and will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

The depositary bank will establish procedures, in consultation with the Company, to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if the Company provides all of the documentation contemplated in the Deposit Agreement (such as opinions to address the lawfulness of the transaction). Holders may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of their rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares other than in the form of ADSs.

The depositary bank will not distribute the rights to holders if:

•	the Company does not timely request that the rights be distributed to holders or the Company requests that the rights not be distributed to holders; or

•	the Company fails to deliver satisfactory documents to the depositary bank; or

•	it is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

Other Distributions

Whenever the Company intends to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, it will notify the depositary bank in advance and will indicate whether it wishes that such distribution be made to holders of ADSs. If so, the Company will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable. If it is reasonably practicable to distribute such property to holders and if the Company provides all of the documentation contemplated in the Deposit Agreement, the depositary bank will distribute the property to the holders in a manner it, in consultation with the Company, deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the Deposit Agreement. In order to pay such taxes and governmental charges, the depositary bank may, in consultation with the Company, sell all or a portion of the property received.

The depositary bank will not distribute the property to holders and will sell the property if:

•	the Company does not request that the property be distributed to holders or if the Company asks that the property not be distributed to holders; or

•	the Company does not deliver satisfactory documents to the depositary bank; or

•	the depositary bank determines, in consultation with the Company, that all or a portion of the distribution to holders is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption

Whenever the Company intends to redeem any of the securities on deposit with the custodian, it will notify the depositary bank in advance. If it is practicable and if the Company provides all of the documentation contemplated in the Deposit Agreement, the depositary bank will provide notice of the redemption to the holders.

The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the Deposit Agreement and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. Holders may have to pay fees, expenses, taxes and other governmental charges upon the redemption of their ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine in consultation with the Company.

Changes Affecting Ordinary Shares and Preference Shares

The ordinary shares held on deposit for ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or reclassification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

If any such change were to occur, the ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the new ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to holders, amend the Deposit Agreement, the applicable ADRs and the applicable registration statement(s) on Form F-6, call for the exchange of existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the ordinary shares. If the depositary bank may not lawfully distribute such property to holders, the depositary bank may sell such property and distribute the net proceeds to holders as in the case of a cash distribution.

Issuance of ADSs upon Deposit of Ordinary Shares

Upon receipt of notice from the custodian confirming (i) that a deposit of ordinary shares has been made pursuant to the requirements of the Deposit Agreement, (ii) that all required documentation has been received, and (iii) the person(s) to whom ADSs are deliverable and the number of ADSs to be delivered, the depositary bank will issue, subject to the terms of the Deposit Agreement, applicable law and payment of all applicable charges, taxes and other governmental fees, ADSs to the persons named in the custodian’s notice. The depositary bank will only issue ADSs in whole numbers.

When a holder makes a deposit of ordinary shares, such holder will be responsible for transferring good and valid title to the depositary bank. As such, holders will be deemed to represent and warrant that:

•	the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained;

•	all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised;

•	the person making the deposit is duly authorized to deposit the ordinary shares;

•

the ordinary shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and the ADSs issuable upon such deposit will not be “restricted securities” (as defined in the Deposit Agreement); and

•	the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, the Company and the depositary bank may, at holders’ cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfer, Combination and Split of ADRs

Holders are entitled to transfer, combine or split up their ADRs and the ADSs evidenced thereby. For transfers of ADRs, holders will have to surrender the ADRs to be transferred to the depositary bank and also:

•	ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

•	provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

•	provide any transfer stamps required by the State of New York or the United States; and

•	pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the Deposit Agreement, upon the transfer of ADRs.

To have ADRs either combined or split up, holders must surrender the ADRs in question to the depositary bank with a request to have them combined or split up, and holders must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the Deposit Agreement, upon a combination or split up of ADRs.

Withdrawal of Ordinary Shares upon Cancellation of ADSs

Holders of ADSs are entitled to present their ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying ordinary shares at the custodian’s offices. Holders’ ability to withdraw the ordinary shares may be limited by U.S. and Israeli legal considerations applicable at the time of withdrawal. In order to withdraw the ordinary shares represented by ADSs, holders will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. Holders assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the Deposit Agreement.

If holders hold ADSs registered in their name, the depositary bank may ask such holders to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel the ADSs. The withdrawal of the ordinary shares represented by the ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. The depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

Holders have the right to withdraw the securities represented by ADSs at any time except for:

•

temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders’ meeting or a payment of dividends;

•	outstanding obligations to pay fees, taxes and similar charges; or

•	restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The Deposit Agreement may not be modified to impair holders’ right to withdraw the securities represented by their ADSs, except to comply with mandatory provisions of law.

Reports and Communications

The Company will furnish to the depositary bank all notices of shareholders’ meetings, proxy soliciting material and other reports and communications that are made generally available to the holders of ordinary shares and English translations of the same (including a summary, in English, of any applicable provisions or proposed provisions of the Articles that may be relevant to such notices, reports and communications). The depositary bank will make such notices, reports and communications available for inspection by holders of ADSs at its principal office when furnished by the Company pursuant to the Deposit Agreement and, upon request by the Company, will mail such notices, reports and communications to holders at the Company’s expense.

Voting Rights

Holders of ADSs generally have the right under the Deposit Agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by their ADSs.

At the Company’s request, the depositary bank will distribute to holders any notice of shareholders’ meeting received from the Company together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.

The ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. The Company cannot assure that holders will receive voting materials in time to enable them to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

Fees and Charges

Holders of ADSs will be required to pay the following service fees to the depositary bank:

Service	Fees
(1) Issuance of ADSs (e.g., an issuance upon a deposit of shares, upon a change in the ADS(s)-to-share(s) ratio, or for any other reason), excluding issuances as a result of distributions described in paragraph (4) below.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) issued.

(2) Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited shares, upon a change in the ADS(s)-to-share(s) ratio, or for any other reason).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) cancelled.

(3) Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

(4) Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

(5) Distribution of securities other than ADSs or rights to purchase additional ADSs (e.g., spin-off shares).	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held.

(6) ADS Services.	Up to U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the depositary bank.

Holders of ADSs will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

(1)	taxes and other governmental charges;

(2)	fees related to the transfer and registration of ordinary shares charged by the registrar and transfer agent (i.e., upon deposit and withdrawal of ordinary shares);

(3)	expenses for cable, telex and fax transmissions and for delivery of securities;

(4)	expenses incurred for converting foreign currency into U.S. dollars;

(5)	expenses incurred in connection with compliance with exchange control regulations and other regulatory requirements; and

(6)	fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

Depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.

The Depositary fees payable for cash distributions are generally deducted from the cash being distributed. In the case of distributions other than cash (i.e., stock dividend, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.

In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the Deposit Agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the holder.

The fees and charges holders may be required to pay may vary over time and may be changed by the Company and by the depositary bank. Holders will receive prior notice of such changes.

The depositary bank may reimburse the Company for certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement, by making available a portion of the depositary fees charged in respect of the ADR program or otherwise, upon such terms and conditions as the Company and the depositary bank may agree from time to time.

Amendment and Termination

The Company may agree with the depositary bank to modify the Deposit Agreement at any time without holders’ consent. The Company undertakes to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the Deposit Agreement. Modifications to the Deposit Agreement shall be deemed not to materially prejudice holders’ substantial existing rights if such modifications are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges holders are required to pay. In addition, the Company may not be able to provide holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.

Holders will be bound by the modifications to the Deposit Agreement if they continue to hold ADSs after the modifications to the Deposit Agreement become effective. The Deposit Agreement cannot be amended to prevent holders from withdrawing the ordinary shares represented by their ADSs (except in order to comply with applicable by law).

The Company has the right to direct the depositary bank to terminate the Deposit Agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the Deposit Agreement. In either case, the depositary bank must give notice to holders at least 30 days before termination. Until termination, holders’ rights under the Deposit Agreement will be unaffected.

After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until holders request the cancellation of their ADSs) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for holders in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for holders still outstanding (after deduction of applicable fees, taxes and expenses).

Book of Depositary

The depositary bank will maintain ADS holder records at its depositary office. Holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the Deposit Agreement.

The depositary bank will maintain in New York City (Borough of Manhattan) facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The Deposit Agreement limits the obligations of the Company and the depositary bank to the holders of ADSs as follows:

•	the Company and the depositary bank are obligated only to take the actions specifically stated in the Deposit Agreement without negligence or bad faith;

•

both the Company and the depositary bank disclaim any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided they act in good faith and in accordance with the terms of the Deposit Agreement;

•

both the Company and the depositary bank disclaim any liability for any failure to accurately determine the lawfulness or practicality of any action, for the investment risks associated with investing in ordinary shares, for the validity or worth of the ordinary shares, for the value of ordinary shares or any distribution or interest thereon, for any tax consequences that result from the ownership of ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the Deposit Agreement; for any action of or failure to act by, or any information provided or not provided by, DTC or any DTC participant;

•

the depositary bank disclaims any liability for the content of any information submitted to it by the Company for distribution to holders or for any inaccuracy of any translation thereof or for the failure or timeliness of any notice from the Company;

•	the Company and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the Deposit Agreement;

•

the Company and the depositary bank disclaim any liability if the Company or the custodian or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement, by reason of any provision, present or future of any applicable law or regulation, or by reason of present or future provision of any provision of our Articles, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond the Company’s control;

•

the Company and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles or in any provisions of or governing the securities on deposit;

•

the Company and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by the Company or the depositary bank in good faith to be competent to give such advice or information;

•

the Company and the depositary bank also disclaim liability for the inability of certain holders to benefit from any distribution, offering, right or other benefit that is made available to holders of ordinary shares but is not, under the terms of the Deposit Agreement, made available to such holders;

•	the Company and the depositary bank also disclaim liability for any action or inaction of any clearing or settlement system (and any participant thereof) for the deposited property or the ADSs;

•

the Company and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties; and

•	the Company and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the Deposit Agreement.

Taxes

Holders will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. The Company, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. Holders will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on behalf of holders. However, holders may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the Company, the depositary bank and the custodian may require to fulfill legal obligations. Holders are required to indemnify the Company, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for holders.

Foreign Currency Conversion

The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the Deposit Agreement. Holders may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

•	convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to holders for whom the conversion and distribution is lawful and practical; or

•	distribute the foreign currency to holders for whom the distribution is lawful and practical; or

•	hold the foreign currency (without liability for interest) for the applicable holders.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We or any of the finance subsidiaries may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture between Teva and a banking or financial institution, as trustee. Teva’s subordinated debt securities would be issued under a subordinated indenture between Teva and a banking or financial institution, as trustee.

The senior debt securities of each finance subsidiary would be issued under a senior indenture among that entity, Teva, as guarantor, and a banking or financial institution, as trustee. The subordinated debt securities of each finance subsidiary would be issued under a subordinated indenture among that entity, Teva, as guarantor, and a banking or financial institution, as trustee.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Payments

The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow the issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, as well as debt securities of other series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for ADSs or other of our securities or of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•

whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material Israeli, U.S. federal and, if applicable, Dutch income tax consequences, including, but not limited to:

•

tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	whether the debt securities will be secured;

•	any applicable selling restrictions;

•	whether the issued debt securities are a green bond, social bond, sustainability bond or sustainability-linked bond; and

•

any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. The issuer will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as an event of default, having occurred and be continuing:

•	default is made in the payment of principal in respect of the securities;

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•

the issuer and/or guarantor, as the case may be, fails to perform any of its other obligations under the securities and this failure has continued for a specified period following service of notice on the issuer and/or guarantor requiring the same to be remedied;

•	issuer’s and/or guarantor’s, as the case may be, bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor, as the case may be; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or the guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its reasonable satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action; and

•	offered the trustee reasonable indemnity;

•	the trustee must have not instituted that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the indenture after it has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

the issuer irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	the issuer delivers to the relevant trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	secure any debt securities or to confirm and evidence the release of security when such release is permitted under such indenture;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	delete or modify any Events of Default with respect to a new series being established;

•

add or change any provisions of such indenture regarding restrictions on the payment of principal or premium if such modification does not adversely affect holders of such debt securities in any material respect;

•	change or eliminate any provisions of such indenture if such change or elimination becomes effective when no securities affected are outstanding;

•

cure any ambiguity, omission, mistake, defect or error or correct any inconsistency; or to surrender any right or power of an issuer or guarantors; or to make such other provisions that shall not adversely affect the interests of the holders in any material respect;

•	establish the forms or terms of debt securities of any series or to authorize the issuance of additional securities of a series;

•	evidence the assumption by the guarantor of all obligations and release of issuer;

•	evidence the acceptance of appointment by a successor trustee;

•	supplement such indenture to permit defeasance;

•	add, change or eliminate provisions of such indenture to qualify under the Trust Indenture Act;

•	reduce the minimum denomination of any series;

•	prohibit the authentication and delivery of additional series;

•	add guarantors or co-obligors to a series or to release guarantors in accordance with such indenture;

•	make such provisions as necessary to exchange securities pursuant to a registration rights or similar agreement;

•	conform provisions of such indenture with respect to a series to the provisions of the applicable “Description of Notes”; or

•	make any other change that does not adversely affect in any material respect the interests of holders of such securities.

Modification with Consent of Holders. Each issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security.

Definitive securities name you or your nominee as the owner of the security and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the issuer within 90 days, the issuer will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Guarantees

Teva will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the finance subsidiaries pursuant to this prospectus. The guarantee is set forth in, and forms part of, the finance subsidiary indenture under which the debt securities will be issued. If, for any reason, the issuer does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•

any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer, then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist; or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PURCHASE CONTRACTS

Teva may issue purchase contracts for the purchase or sale of debt or equity securities issued by Teva, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract and any security arrangements or requirements with respect thereto. Alternatively, if provided in the applicable prospectus supplement, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Any purchase contracts we issue will be physically settled by delivery of our ordinary shares or other securities to which they relate. Teva’s obligation to settle such pre-paid purchase contacts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Teva may issue units consisting of one or more purchase contracts, debt securities, ordinary shares, ADSs or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, debt securities, ordinary shares and/or ADSs comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

TAXATION

The material Israeli, U.S. federal and, if applicable, Dutch income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

The securities to be sold by us may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the Registration Statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Teva or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Teva or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Teva or any of its subsidiaries to indemnification by Teva or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Teva or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Any ADSs will be listed on the NYSE, but any other securities may or may not be listed on a national securities exchange. In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Teva Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Kirkland & Ellis LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Agmon with Tulchinsky Law Firm, Israel. Certain legal matters with respect to Dutch law will be passed upon for the issuers by Van Doorne N.V., Netherlands. Any underwriters will be advised about other issues relating to any offering by their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a Registration Statement that we filed with the SEC. The Registration Statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the Registration Statement from this prospectus. In addition, we file annual and quarterly reports and other information with the SEC.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC. We began filing through the EDGAR system on October 31, 2002.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus by reference:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2024; and

(2)

Those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 16, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Items 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus until we sell all of the securities covered by this prospectus or the sale of securities by us pursuant to this prospectus is terminated.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You may also obtain copies of these documents free of charge through our website at http://www.tevapharm.com or by contacting us at our address or telephone number set forth below. Other than the documents incorporated by reference herein as specified above, the documents and other information on our website are not incorporated by reference herein.

Teva Pharmaceutical Industries Limited

Investor Relations

124 Dvora Hanevi’a Street

Tel Aviv, 6944020, Israel

+972-3-914-8213

ENFORCEMENT OF CIVIL LIABILITIES

Teva Pharmaceutical Industries Limited

Teva is organized under the laws of Israel and certain of Teva’s directors and officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, a substantial portion of Teva’s assets are located outside of the United States. Therefore, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

Subject to various time limitations, an Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

(1)	the judgment was rendered by a court which was, according to the foreign country’s law, competent to render it;

(2)	the judgment is no longer appealable;

(3)

the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

(4)	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

(1)	the judgment was obtained by fraud;

(2)	there was no due process;

(3)	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

(4)	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

(5)	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

Teva Finance Netherlands II, Teva Finance Netherlands III and Teva Finance Netherlands IV

Each of the Netherlands BVs is organized under the laws of the Netherlands, and its managing directors and supervisory directors reside outside the United States, and all or a significant portion of the assets of such person may be, and substantially all of the assets of each the Netherlands BVs are, located outside the United States. As a result, it may not be possible to effect service of process within the United States upon any of the Netherlands BVs or any such person or to enforce against any of the Netherlands BVs or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and the Netherlands do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in the Netherlands.

If the party in whose favor such a final judgment is rendered brings a new suit in a competent court in the Netherlands, that party may submit to Dutch court the final judgment that has been rendered in the United States.

A Dutch court will generally grant the same judgment without re-litigation on the merits if:

(1)	the jurisdiction of the court that rendered the judgment has been based on a ground of jurisdiction that is generally acceptable according to international standards;

(2)	that judgment results from judicial proceedings that meet the requirements of proper and sufficiently safeguarded judicial procedure;

(3)	the recognition of that judgment does not conflict with Dutch public policy; and

(4)

that the judgment is not inconsistent with a judgment rendered by a Dutch court between the same parties, or with a previous judgment rendered by a foreign court between the same parties in a dispute concerning the same subject and relying on the same cause, provided that such previous judgment qualifies for recognition in the Netherlands.

Recognition by the competent Dutch court may however be prevented on the ground that the relevant judgment is not, not yet or no longer formally enforceable according to the law of origin.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors should be able to enforce in the Netherlands final judgments in civil and commercial matters obtained from U.S. federal or state courts. However, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in the Netherlands and predicated solely upon U.S. securities laws.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

American Depositary Shares,

each representing one Ordinary Share,

Debt Securities,

Purchase Contracts and Units

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE NETHERLANDS II B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS III B.V.

TEVA PHARMACEUTICAL FINANCE NETHERLANDS IV B.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

The date of this prospectus is February 7, 2025.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all costs and expenses in connection with the offer and sale of the securities being registered.

Amount
SEC registration fee	$	*
Legal fees and expenses		**
FINRA filing fee		**
Accounting fees and expenses		**
Printing costs		**
Transfer agent and trustee fees		**
Miscellaneous expenses		**

Total	$	**

*

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act of 1933”), we are deferring payment of the Securities and Exchange Commission (the “SEC”) registration fee for the securities offered by this registration statement.

**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this Registration Statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Teva Pharmaceutical Industries Limited

The Israeli Companies Law, 5759-1999 (the “Companies Law”) provides that a company may not exempt or indemnify a director or an executive officer (each an “Officer”), or enter into an insurance contract, which would provide coverage for any liability incurred as a result of any of the following: (i) a breach by the Officer of his or her duty of loyalty unless, with respect to insurance coverage or indemnification, due to a breach of his or her duty of loyalty to the company committed in good faith and with reasonable grounds to believe that such act would not prejudice the interests of the company; (ii) a breach by the Officer of his or her duty of care to the company committed intentionally or recklessly; (iii) any act or omission done with the intent of unlawfully realizing personal gain; or (iv) a fine, monetary sanction, forfeit or penalty imposed upon an Officer. In addition, the Companies Law provides that Officers can only be exempted in advance with respect to liability for damages caused as a result of a breach of their duty of care to the company (but not for such breaches committed intentionally or recklessly, as noted above, or in connection with a distribution (as defined in the Companies Law)).

Teva’s Articles of Association include provisions under which Officers of Teva are or may be insured, exempted or indemnified against liability which they may incur in their capacities as such, subject to the Companies Law. Articles 97 through 100 of Teva’s Articles of Association provide as follows:

97.

Subject to the provisions of applicable law, the Company shall be entitled to engage in a contract for insurance of the liability of any Officer of the Company, in whole or in part, in respect of any liability or expense imposed on an Officer or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company for which insurance may be provided under applicable law, including in respect of any liability imposed on any Officer with respect to any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)

Breach of a duty of loyalty vis-à-vis the Company, provided that the Officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)

Financial liability which shall be imposed upon said Officer in favor of another person as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company; including a payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law , including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

98.

Subject to the provisions of applicable law, the Company shall be entitled to indemnify post factum and/or undertake in advance to indemnify any Officer of the Company, as a result of any liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said Officer in his or her capacity as an Officer of the Company, in respect of any liability or expense for which indemnification may be provided under applicable law, including in respect of any liability or an expense imposed on the Officer as follows:

(a)

Financial liability imposed upon said Officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the undertaking to indemnify in advance shall be limited to events which, in the opinion of the Board of Directors of the Company, are foreseeable, in light of the Company’s activities at the time that the undertaking to indemnify was given, and shall further be limited to amounts or criteria that the Board of Directors has determined to be reasonable under the circumstances, and provided further that in the undertaking to indemnify in advance the events that the Board of Directors believes to be foreseeable in light of the Company’s activities at the time that the undertaking to indemnify was given are mentioned, as is the amount or criteria that the Board of Directors determined to be reasonable under the relevant circumstances, including

(b)

A payment which said Officer is obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Securities Law and expenses that said Officer incurred in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees, or in connection with Article D of Chapter Four of Part Nine of the Companies Law.

(c)

Reasonable litigation expenses, including attorney fees, expended by the Officer as a result of an inquiry or a proceeding conducted in respect of such Officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said Officer and without any financial penalty being imposed on said Officer instead of a criminal proceeding (as such term is defined in the Companies Law), or which was concluded without the submission of an indictment against said Officer with a financial penalty being imposed on said Officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent or in connection with a financial sanction.

(d)

Reasonable litigation expenses, including attorney fees, which said Officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said Officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said Officer was acquitted, or with regard to any criminal charge of which said Officer was convicted which does not require proof of criminal intent.

99.

Subject to the provisions of applicable law, the Company shall be entitled, in advance, to exempt any Officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.

100.

Notwithstanding the foregoing, the Company shall be entitled to insure, indemnify and exempt from liability any Officer of the Company to the fullest extent permitted by applicable law. Accordingly, (i) any amendment to the Companies Law, the Securities Law or any other applicable law expanding the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provisions of these Articles shall, to the extent permitted by applicable law, immediately apply to the fullest extent permitted by applicable law, and (ii) any amendment to the Companies Law, the Securities Law or any other applicable law adversely affecting the right of any Officer to be insured, indemnified or exempted from liability in comparison to the provision of these Articles shall not be in effect post factum and shall not affect the Company’s obligation or ability to insure, indemnify or exempt from liability an Officer for any act or omission occurring prior to such amendment, unless otherwise provided by applicable law.

Pursuant to indemnification and release agreements, Teva releases its Officers from liability and indemnifies them to the fullest extent permitted by law and the Articles. Under these agreements, Teva undertakes to indemnify each Officer for monetary liabilities imposed by a court judgment (including a settlement or an arbitrator’s award that were approved by a court), provided that such undertaking (i) shall be limited to matters that are connected or otherwise related to certain events or circumstances set forth therein, and (ii) shall not exceed $200 million in the aggregate per Officer. Under Israeli law, indemnification is subject to other limitations, including those described above. Subject to applicable law, Teva may also indemnify its Officers following specific events.

Teva’s Officers are also covered by directors’ and officers’ liability insurance.

Teva Pharmaceutical Finance IV, LLC, Teva Pharmaceutical Finance V, LLC and Teva Pharmaceutical Finance VI, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that “subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 3.3 of the operating agreement of each of the LLCs provides as follows (with the references therein to the “Company” referring to the applicable LLC):

Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, manager, shareholder or partner of a Member, or (iii) a Manager, or (iv) such other Persons (including employees of the Company) as the Majority in Interest of the Members may designate from time to time, in their sole and absolute discretion (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Finance Netherlands III B.V. and Teva Pharmaceutical Finance Netherlands IV B.V.

Under the laws of the Netherlands, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors. Subject to the foregoing, the general meeting of shareholders of the Netherlands BVs can grant an indemnity or an annual discharge to a managing director of the Netherlands BVs. As for the indemnity, article 16(3) of the articles of association of the Netherlands BVs provides that “the remuneration and the other employment conditions of each managing director are determined by the general meeting.” As for the annual discharge, the relevant clauses of Article 21 of the articles of association of each of the Netherlands BVs provide as follows:

1. The general meeting adopts the financial statements. The management board adopts the annual report.

2. Adoption of the financial statements does not discharge a managing director, unless the provisions of paragraph 3 apply. By separate resolution the general meeting can discharge a managing director for the management conducted in the financial year in question, insofar as that management is apparent from the financial statements or has been made known to the general meeting.

3. If all the shareholders are also managing directors of the Company, signing of the financial statements by all the managing directors also serves as adoption of the financial statements, provided that all the parties entitled to attend meetings have been given the opportunity to take note of the drafted financial statements and have agreed to this manner of adoption. Adoption of the financial statements in this manner discharges the managing directors.

ITEM 16.	EXHIBITS

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 17.	UNDERTAKINGS

(a)	The undersigned registrants hereby undertake as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to ordinary shares issued by Teva Pharmaceutical Industries Limited

*1.2	Underwriting Agreement relating to purchase contracts issued by Teva Pharmaceutical Industries Limited

*1.3	Underwriting Agreement relating to units issued by Teva Pharmaceutical Industries Limited

*1.4	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Industries Limited

*1.5	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV, LLC

*1.6	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V, LLC

*1.7	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance VI, LLC

*1.8	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands II B.V.

*1.9	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands III B.V.

*1.10	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Netherlands IV B.V.

3.1	Memorandum of Association of Teva Pharmaceutical Industries Limited (incorporated by reference to Exhibit 3.1 to Registration Statement on Form F-1 (Reg. No. 33-15736)) (1)

3.2	Amendment to Memorandum of Association of Teva Pharmaceutical Industries Limited (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on December 14, 2018) (1)

3.3	Articles of Association of Teva Pharmaceutical Industries Limited (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed on June 23, 2022) (2)

4.1	Second Amended and Restated Deposit Agreement, dated December 4, 2018, among Teva Pharmaceutical Industries Limited, Citibank N.A., as depository, and the holders from time to time of shares (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on December 4, 2018)

4.2	Form of Senior Teva Pharmaceutical Industries Limited Indenture (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-3 filed on January 29, 2018)

4.3	Form of Guaranteed Senior Finance Subsidiary Indenture (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed on January 29, 2018)

4.4	Form of Subordinated Teva Pharmaceutical Industries Limited Indenture (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-3 filed on January 29, 2018)

4.5	Form of Guaranteed Subordinated Finance Subsidiary Indenture (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-3 filed on January 29, 2018)

*4.6	Form of Purchase Contract Agreement

4.7	Senior Indenture, dated as of March 14, 2018, by and among Teva Pharmaceutical Finance Netherlands III B.V., Teva Pharmaceutical Industries Limited and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on March 14, 2018)

4.8	Senior Indenture, dated as of March 14, 2018, by and among Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Industries Limited and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.5 to Current Report on Form 8-K filed on March 14, 2018)

**5.1	Opinion of Agmon with Tulchinsky Law Firm (Israeli law)

**5.2	Opinion of Kirkland & Ellis LLP (New York law)

**5.3	Opinion of Van Doorne N.V. (Dutch law)

**23.1	Consent of Kesselman & Kesselman

23.2	Consent of Agmon with Tulchinsky Law Firm (included in Exhibit 5.1)

23.3	Consent of Kirkland & Ellis LLP (included in Exhibit 5.2)

23.4	Consent of Van Doorne, N.V. (included in Exhibit 5.3)

24.1	Power of Attorney of Teva Pharmaceutical Industries Limited (included on the signature pages of this Registration Statement)

**25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Senior Indenture

**25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Industries Limited Subordinated Indenture

**25.3	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Senior Indenture

**25.4	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture

**25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Senior Indenture

**25.6	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance V, LLC Subordinated Indenture

**25.7	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Senior Indenture

**25.8	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance VI, LLC Subordinated Indenture

**25.9	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Senior Indenture

**25.10	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Indenture

**25.11	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Senior Indenture

**25.12	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Indenture

**25.13	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Senior Indenture

**25.14	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Indenture

**25.15	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the Senior Indenture, dated as of March 14, 2018, by and among Teva Pharmaceutical Finance Netherlands III B.V., Teva Pharmaceutical Industries Limited and The Bank of New York Mellon, as trustee.

**25.16	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee for the Senior Indenture, dated as of March 14, 2018, by and among Teva Pharmaceutical Finance Netherlands II B.V., Teva Pharmaceutical Industries Limited and The Bank of New York Mellon, as trustee

***25.17	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Industries Limited Senior Indenture

***25.18	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Industries Limited Subordinated Indenture

***25.19	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance IV, LLC Senior Indenture

***25.20	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture

***25.21	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance V, LLC Senior Indenture

***25.22	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance V, LLC Subordinated Indenture

***25.23	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance VI, LLC Senior Indenture

***25.24	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance VI, LLC Subordinated Indenture

***25.25	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Senior Indenture

***25.26	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands II B.V. Subordinated Indenture

***25.27	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Senior Indenture

***25.28	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands III B.V. Subordinated Indenture

***25.29	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Senior Indenture

***25.30	Form of Statement of Eligibility on Form T-1 of a Trustee to be named later, if applicable, for the form of the Teva Pharmaceutical Finance Netherlands IV B.V. Subordinated Indenture

**107	Filing Fee Table

1.	English translation or summary from Hebrew original, which is the official version.
2.	English translation or summary from Hebrew original, which is the official version, except as to Exhibit A thereto, the official version of which is in English.
*	To be filed, if necessary, subsequent to the effectiveness of this Registration Statement by an amendment to the Registration Statement or incorporated by reference to a Current Report on Form 8-K.
**	Filed herewith.
***	To be filed by amendment, if necessary, or pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939 for subsequent offerings for which a Trustee may be named later.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on February 7, 2025.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ Richard D. Francis
Name:	Richard D. Francis
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Richard D. Francis, Eli Kalif, David R. McAvoy, Dov Bergwerk and Amir Weiss, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver with the Securities and Exchange Commission under the Securities Act of 1933, as amended (i) any and all post-effective amendments to this Registration Statement on Form S-3, (ii) any Registration Statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (iii) any exhibits to any such Registration Statement or post-effective amendments or (iv) any and all applications and other documents in connection with any such Registration Statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Teva Pharmaceutical Industries Limited and the other registrants to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Dr. Sol J. Barer Dr. Sol J. Barer	Chairman of the Board of Directors	February 7, 2025

By:	/s/ Richard D. Francis Richard D. Francis	President and Chief Executive Officer and Director (Principal Executive Officer)	February 7, 2025

By:	/s/ Eli Kalif Eli Kalif	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 7, 2025

By:	/s/ Amir Weiss Amir Weiss	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	February 7, 2025

By:	/s/ Rosemary A. Crane Rosemary A. Crane	Director	February 7, 2025

	Name	Title	Date

By:	/s/ Amir Elstein Amir Elstein	Director	February 7, 2025

By:	/s/ Chen Lichtenstein Chen Lichtenstein	Director	February 7, 2025

By:	/s/ Gerald M. Lieberman Gerald M. Lieberman	Director	February 7, 2025

By:	/s/ Roberto A. Mignone Roberto A. Mignone	Director	February 7, 2025

By:	/s/ Dr. Perry D. Nisen Dr. Perry D. Nisen	Director	February 7, 2025

By:	/s/ Prof. Ronit Satchi-Fainaro Prof. Ronit Satchi-Fainaro	Director	February 7, 2025

By:	/s/ Prof. Varda Shalev Prof. Varda Shalev	Director	February 7, 2025

By:	/s/ Janet S. Vergis Janet S. Vergis	Director	February 7, 2025

By:	/s/ Dr. Tal Zaks Dr. Tal Zaks	Director	February 7, 2025

By:	/s/ David R. McAvoy David R. McAvoy	Authorized U.S. Representative	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:	/s/ Sharon Barber-Lui
Name:	Sharon Barber-Lui
Title:	SVP and CFO – Commercial

By:	/s/ Brian Shanahan
Name:	Brian Shanahan
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Sharon Barber-Lui Sharon Barber-Lui	SVP and CFO – Commercial	February 7, 2025

By:	/s/ Brian Shanahan Brian Shanahan	Secretary	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE V, LLC

By:	/s/ Sharon Barber-Lui
Name:	Sharon Barber-Lui
Title:	SVP and CFO – Commercial

By:	/s/ Brian Shanahan
Name:	Brian Shanahan
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Sharon Barber-Lui Sharon Barber-Lui	SVP and CFO – Commercial	February 7, 2025

By:	/s/ Brian Shanahan Brian Shanahan	Secretary	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Parsippany, New Jersey on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE VI, LLC

By:	/s/ Sharon Barber-Lui
Name:	Sharon Barber-Lui
Title:	SVP and CFO – Commercial

By:	/s/ Brian Shanahan
Name:	Brian Shanahan
Title:	Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Sharon Barber-Lui Sharon Barber-Lui	SVP and CFO – Commercial	February 7, 2025

By:	/s/ Brian Shanahan Brian Shanahan	Secretary	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE
NETHERLANDS II B.V.

By:	/s/ Stephen Harper
Name:	Stephen Harper
Title:	Managing Director

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Stephen Harper Stephen Harper	Managing Director	February 7, 2025

By:	/s/ David Vrhovec David Vrhovec	Managing Director	February 7, 2025

By:	/s/ David R. McAvoy David R. McAvoy	Authorized U.S. Representative	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE
NETHERLANDS III B.V.

By:	/s/ Stephen Harper
Name:	Stephen Harper
Title:	Managing Director

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Stephen Harper Stephen Harper	Managing Director	February 7, 2025

By:	/s/ David Vrhovec David Vrhovec	Managing Director	February 7, 2025

By:	/s/ David R. McAvoy David R. McAvoy	Authorized U.S. Representative	February 7, 2025

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Netherlands on February 7, 2025.

TEVA PHARMACEUTICAL FINANCE
NETHERLANDS IV B.V.

By:	/s/ Stephen Harper
Name:	Stephen Harper
Title:	Managing Director

By:	/s/ David Vrhovec
Name:	David Vrhovec
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

By:	/s/ Stephen Harper Stephen Harper	Managing Director	February 7, 2025

By:	/s/ David Vrhovec David Vrhovec	Managing Director	February 7, 2025

By:	/s/ David R. McAvoy David R. McAvoy	Authorized U.S. Representative	February 7, 2025